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                                                                     EXHIBIT 5.1
                                                                     -----------

                                August 8, 1996


TelCom Semiconductor, Inc.
1300 Terra Bella Avenue
Mountain View, California  94039-7267

   RE:    REGISTRATION STATEMENT ON FORM S-8
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Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 9, 1996, in connection with the registration under the Securities Act of 1933, as amended, of 750,000 shares of Common Stock (the "Option Plan Shares") to be issued under the Company's 1994 Stock Option Plan (the "Option Plan"), 100,000 Shares of Common Stock (the "Director Plan Shares") to be issued under the Company's 1996 Director Stock Option Plan (the "Director Plan") and 200,000 shares of Common Stock (the "Employee Plan Shares") to be issued under the Company's Employee Stock Purchase Plan (the "Employee Plan").

   As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Option Plan Shares, the Director Plan Shares and the Employee Plan Shares (collectively, the "Shares"). It is our opinion that the Shares, when issued and sold in the manner referred to in the Option Plan, the Director Plan and the Employee Plan (collectively, the "Plans") and pursuant to the agreements which accompany the Plans, as applicable, will be legally and validly issued, fully paid and nonassessable.

   We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

                                   Sincerely,


                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation